Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made as of March 24, 2006, by and between:

(i)	CNL INCOME PROPERTIES, INC., a Maryland corporation, having its chief executive office at 450 South Orange Avenue, Orlando, Florida 32801-3336 (hereinafter referenced as “Borrower”), and

(ii)	COLONIAL BANK, N.A., a national banking association, organized and existing under the laws of the United States of America, with its principal offices and place of business located at 201 East Pine Street, Suite 200, Orlando, Florida 32801, its successors and/or assigns (hereinafter referenced as “Bank”).

ARTICLE I: AGREEMENT TO LEND

Borrower has applied to Bank for, and Bank has agreed to make, subject to the terms of this Agreement, the following loan (hereinafter referred to as the “Loan”):

1.1. Line of Credit Loan. The Loan shall be a Revolving Line of Credit (hereinafter referenced as the “Line of Credit”) in the maximum principal amount not to exceed TWENTY MILLION AND 00/100 U.S. DOLLARS (U.S.$20,000,000.00) (the “Maximum Loan Amount”) at any one time outstanding, to be used by Borrower for general working capital needs in such amounts and for Borrower’s general corporate purposes, including but not limited to acquisition of qualified properties and payment of dividends. This Line of Credit shall be evidenced by that certain REVOLVING LINE OF CREDIT PROMISSORY NOTE (VARIABLE RATE) dated of even date herewith in the principal amount equal to the Maximum Loan Amount made by Borrower to and in favor of Bank, including all extensions, renewals, modifications and substitutions thereof (hereinafter referenced as the “Note”) that shall mature on March 24, 2008 (hereinafter referenced as the “Maturity Date”), when the entire unpaid principal balance then outstanding plus all accrued and unpaid interest thereon shall be paid in full.

1.2. Revolving Credit. The Note evidencing this Loan is a revolving promissory note, the principal amount of which may increase or decrease from time to time during the term thereof. The Note shall evidence all of the advances that may be made under the Line of Credit from time to time, notwithstanding the outstanding principal balance and disbursements under that portion of the Loan shall not at any one time exceed the Maximum Loan Amount. Prior to maturity or the occurrence of any Event of Default hereunder, Borrower may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in the Note evidencing the Line of Credit, the terms of which are incorporated herein by reference.

1.3. Guaranty. Payment and performance of Borrower’s obligations under the Note shall be unconditionally guaranteed by CNL INCOME PARTNERS, LP, a Delaware limited partnership, (hereinafter referenced as the “Guarantor”) pursuant to the terms of that certain UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE of even date herewith made by Guarantor to and in favor of Bank (hereinafter referenced as the “Guaranty”).

ARTICLE II: CONDITIONS PRECEDENT

Bank shall not be obligated to make the initial disbursement of Loan proceeds hereunder until all of the following conditions have been satisfied by proper evidence, execution and delivery to Bank of the following items in addition to this Agreement, all in form and substance satisfactory to Bank and Bank’s counsel in their sole discretion:

2.1. Note. The Note, as defined above, duly executed by Borrower.

2.2. Commitment Fee. A non-refundable commitment fee in the amount equal to ONE HUNDRED THOUSAND AND 00/100 U.S. DOLLARS (U.S.$100,000.00) shall be paid by Borrower and received by Bank on or before the closing of this Loan.

2.3. Corporate Resolution. A Corporate Resolution duly adopted by the Board of Directors of Borrower authorizing the execution, delivery, and performance of the Loan Documents (defined below).

2.4. Articles of Incorporation. A copy of the Articles or Certificates of Incorporation, with all amendments thereto, as applicable, and all other charter documents of Borrower, all filed with and certified by the Secretary of State of the State of Borrower’s incorporation.

2.5. By-Laws. A copy of the By-Laws of Borrower, with all amendment thereto, certified by the Secretary of Borrower as to their completeness and accuracy.

2.6. Certificate of Incumbency. A certificate of the Secretary of Borrower and each corporate Guarantor certifying the names and true signatures of the officers of Borrower or Guarantor authorized to sign the Loan Documents.

2.7. Certificates of Good Standing. A certification of the Secretary of State of the State of Borrower’s or Guarantor’s incorporation or organization as to the good standing of Borrower or Guarantor and its charter documents on file, and a certification of the Florida Secretary of State that Borrower and Guarantor are authorized to do business in the State of Florida.

2.8. Opinions of Counsel. Opinions of counsel for Borrower and Guarantors.

2.9. Guaranty. The Guaranty, defined above, duly executed by the Guarantor.

2.10. Limited Partnership Agreement. A copy of Guarantor’s Limited Partnership Agreement.

2.11. Declaration of Limited Partnership. A declaration or resolution from the general partner(s) of the Guarantor authorizing the execution, delivery and performance of the Guaranty and Loan Documents.

2.12. Additional Documents. Receipt by Bank of other approvals, opinions, or documents as Bank or Bank’s counsel may reasonably request.

ARTICLE III: REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Bank that:

3.1. Financial Statements. The consolidated balance sheet of Borrower and its subsidiaries, and the related consolidated statements of income, cash flow and stockholder equity, the accompanying footnotes together with the accountant’s opinion thereon, and all other financial information previously furnished to Bank, are true and correct in all material respects and fairly reflect the financial condition of Borrower and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of Borrower and its subsidiaries as stated therein has not changed materially and adversely since the date thereof.

3.2. Name, Capacity and Standing. Borrower’s exact legal name is correctly stated in the initial paragraph of the Agreement. Borrower warrants and represents that it is duly organized and validly existing under the laws of its state of incorporation or organization; that the Borrower and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of its business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.

3.3. No Violation of Other Agreements. The execution of the Loan Documents, and the performance by Borrower of its obligations thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, partnership agreement or any other agreement, indenture, note, or other instrument binding upon Borrower, or, to the best of Borrower’s knowledge, any law, or, give cause for the acceleration of any of the respective obligations of Borrower.

3.4. Authority. To the best of Borrower’s knowledge, no authority from and approval by any federal, state, or local governmental body, commission or agency is necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents.

3.5. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to Bank, and, to the best of Borrower’s knowledge, all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances, except as otherwise disclosed by such financial statements.

3.6. Discharge of Liens and Taxes. Borrower, and its subsidiaries, have filed, paid, and/or discharged prior to delinquency all taxes or other claims, of which Borrower has received notice, which may become a lien on any of its properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve for the payment thereof is being maintained.

3.7. Regulation U. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

3.8. ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by Borrower or by any subsidiary of Borrower meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.

3.9. Litigation. There is no claim, action, suit or proceeding pending, or, to the best of Borrower’s knowledge, threatened before any court, commission, administrative agency, whether State or Federal, or arbitration that will materially adversely affect the financial condition, operations, properties, or business of Borrower, its subsidiaries, or the ability of Borrower to perform its obligations under the Loan Documents.

3.10. Other Agreements. The representations and warranties made by Borrower to Bank in the other Loan Documents are true and correct in all material respects on the date hereof.

3.11. Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of Borrower, the execution of such Loan Documents has been duly authorized by the Borrower, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally.

3.12. Brokers. No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the Loan, and Borrower has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

ARTICLE IV. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrower shall:

4.1. Maintain Existence and Current Legal Form of Business. (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and, (c), as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

4.2. Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Borrower.

4.3. Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

4.4. Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business, which insurance may provide for reasonable deductibles.

4.5. Comply With Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before delinquency all taxes, assessments, and governmental charges imposed upon it or upon its property.

4.6. Right of Inspection. Permit the officers and authorized agents of Bank, at any reasonable time or times, and upon reasonable notice, to visit the properties of Borrower in order to examine and make copies of the records and books of account of Borrower, and to discuss such matters with any officers or directors of Borrower, and Borrower’s independent accountant, as Bank reasonably deems necessary and proper.

4.7. Notice of Litigation. Promptly after the receipt by Borrower of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of Borrower, Borrower shall promptly provide a copy thereof to Bank.

4.8. Minimum Deposit Balances. Borrower shall maintain average collected deposit balances, tested on a quarterly basis, of at least TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) in one or more interest bearing account(s) at Bank. In the event Borrower fails to meet this covenant in any fiscal quarter, the interest rate on the Note shall be increased by one-fourth of one percent (0.25%) for the next fiscal quarter only.

4.9. Conduct of Business. Continue to engage in a business of the same general type as described in Borrower’s Articles of Incorporation, Bylaws and Prospectus dated April 18, 2005, on file with the Securities and Exchange Commission, as amended from time to time.

4.10. Reporting Requirements. Furnish to Bank:

A. Financial Statements. As soon as available and not more than forty-five (45) days after the end of each quarter, Borrower’s quarterly 10Q filing filed with the SEC and all supporting schedules and statements thereto.

B. Annual Financial Statements. As soon as available and not more than ninety (90) days after the end of each fiscal year, Borrower’s 10K filing filed with the SEC and all supporting schedules and statements thereto.

C. Quarterly Certifications. Quarterly certifications of new capital raised by the tenth (10th) of the month following the end of such quarter showing capital raised in that quarter. Monthly information shall be provided by Borrower electronically showing new capital raised in the prior month.

D. Other Information. Such other financial reports or information as Bank may from time to time reasonably request.

4.11. Unused Fee.

A. Borrower agrees to pay Bank a quarterly, non-refundable “Unused Fee” for any principal amount of the Loan which is not advanced during any particular quarter in accordance with the following formula. The amount of the Unused Fee shall be calculated by multiplying the average daily unused portion of the Line of Credit for such quarter by five (5) basis points.

B. Notwithstanding the foregoing, during the quarter in which the “Annual Clean Up Period” (defined below) falls, the calculation of the average daily unused portion of the Line of Credit shall not include the Annual Clean Up Period, and the amount of the Unused Fee shall be calculated by multiplying the average daily unused portion of the Line of Credit for the remaining days in the quarter by five (5) basis points, multiplied by the fraction consisting of (i) the number of days in such quarter minus thirty (30) days in the numerator, over (ii) the number of days in such quarter in the denominator.

C. The Unused Fee shall be due and payable to Bank within ten (10) business days following the end of each quarter.

ARTICLE V. FINANCIAL COVENANTS

Borrower covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, Borrower shall at all times maintain the following financial covenants and ratios (hereinafter collectively referenced as the “Financial Covenants”), all in accordance with GAAP, unless otherwise specified:

5.1. Total Permanent Debt to Total Assets Ratio. The total “Combined Leverage” of Borrower and all of Borrower’s subsidiaries (defined as the percentage of “Total Liabilities”, defined according to GAAP, excluding loans to/from affiliates and wholly owned subsidiaries, to “Total Assets”, defined according to GAAP) shall be and remain less than sixty-five percent (65%) of Total Assets, calculated and measured on a quarterly basis. Total Assets shall include unrestricted cash of the Borrower and its subsidiaries.

5.2. Tangible Net Worth. A minimum “Tangible Net Worth” of not less than TWO HUNDRED MILLION AND 00/100 U.S. DOLLARS (U.S.$200,000,000.00), calculated on a quarterly basis. For purposes of this Agreement, Tangible Net Worth shall be calculated as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.

5.3. Funds from Operations. Borrower shall not distribute in excess of One Hundred Ten Percent (110%) of funds from operations (“FFO”), calculated on a trailing twelve (12) month basis. FFO is defined as Borrower’s net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

5.4. Testing and Reporting. Each of the Financial Covenants set forth in this Article V shall be tested quarterly, using the information contained within the Borrower’s 10Q, and certified to Bank by the chief financial officer of Borrower within forty-five (45) days after the end of each quarter.

ARTICLE VI. LOAN FUNDING RESTRICTIONS AND LIMITATIONS

In addition to any other restrictions or limitations set forth in this Agreement, the following restrictions and limitations (hereinafter collectively referenced as the “Funding Limitations”) shall apply:

6.1. Requests for Advances. Requests for advances shall be made by Borrower to Bank in writing using the form attached hereto as Exhibit “A” and incorporated herein. Provided principal amounts remain available for disbursement under the Loan, and Borrower is in compliance with all the terms, conditions, and covenants of this Agreement as of the date of such request, Bank shall make an advance to Borrower under this Loan within one (1) business day after Bank’s receipt of Borrower’s request.

6.2. Funding Limitation based upon Borrower’s Unencumbered Assets. The total outstanding amount of proceeds disbursed under the Loan at any one time shall not exceed an amount equal to thirty-three and one-third percent (33.3%) of Borrower’s Unencumbered Assets. Unencumbered Assets are defined as income producing assets purchased or held as a part of Borrower’s normal business plus unrestricted cash held by the Borrower. The amount of Borrower’s Unencumbered Assets will be tested quarterly based upon the 10Q statements filed by Borrower on a quarterly basis with the SEC. Notwithstanding the foregoing, the total amount of proceeds disbursed under the Loan at any one time may equal up to Fifty Percent (50%) of Borrower’s Unencumbered Assets for specific terms and for specific reasons approved in writing by Bank’s Regional Director’s Loan Committee, which meets on a weekly basis.

6.3. Annual Clean Up. The balance of the Loan shall equal ZERO AND 00/100 DOLLARS ($0.00) for a period of thirty (30) consecutive days during each loan year (the “Annual Clean Up Period”). The Annual Clean Up Period shall occur sometime during the period from January 15 through February 28 of each loan year.

6.4. Ninety (90) Day Limitation. Each principal advance made under the Note shall be repaid within ninety (90) days of the date of such advance. If such advance remains unpaid following such ninetieth (90th) day, then Borrower shall provide collateral to secure such advance, the form of which shall be reasonably acceptable to Bank, and which may be collateral offered by Borrower or any of Borrower’s affiliates or subsidiaries, at an appropriate advance rate per loan policy. The loan to value limitation for such advance to the value of such collateral shall not exceed Eighty Percent (80%). Borrower shall be responsible for the payment of any and all costs, fees, and expenses, including but not limited to Bank’s counsel’s reasonable attorney fees, to secure and collateralize any such advance.

6.5. Annual Review. The Bank shall review this Loan on an annual basis for compliance with the Financial Covenants and Funding Limitations set forth in this Agreement. This provision shall not prevent the Bank from demanding payment in full under the Note, and accelerating the total amount due under the Note and this Loan, pursuant to the terms of the Note and/or this Agreement.

ARTICLE VII: NEGATIVE COVENANTS

Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, Borrower shall not, without the prior written consent of Bank, which consent shall not be unreasonably withheld:

7.1. Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to any of Borrower’s properties now owned or hereafter acquired, except:

A. Liens outstanding as of the date hereof;

B. Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;

C. Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;

D. Purchase money security interests on any property hereafter acquired; and

E. Liens as a result of the refinancing (including increases thereto and any future advances) of any of Borrower’s operating assets.

7.2. Debt. Create, incur, assume, or suffer to exist any debt, except:

A. Debt to Bank;

B. Debt outstanding on the date hereof and shown on the most recent financial statements submitted to Bank;

C. Accounts payable to trade creditors, any amounts due to affiliates, and such other unsecured obligations as may be incurred in the ordinary course of business;

D. Debt secured by purchase money security interests as outlined above in this Article under paragraph 7.1 (C);

E. Debt incurred in the acquisition or refinancing (including increases thereto and any future advances) of operating assets of Borrower and its affiliates and subsidiaries.

7.3. Guaranties. Assume, guarantee, endorse, or otherwise be or become directly, or contingently liable for obligations of any Person, except: (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (ii) guaranties of obligations and liabilities of any Person which is wholly owned by Borrower; (iii) guaranties of or indemnifications as to obligations or liabilities of any Person relating to compliance with environmental laws or regulations or loss, damage or expense relating thereto; (iv) guaranties of or indemnifications as to obligations or liabilities of any Person under which Borrower’s liability, if any, for the underlying debt, as such, is limited to circumstances in which such Person or related parties are in breach or violation of obligations regarding the filing of, or joining in or consenting to the filing of, bankruptcy or insolvency proceedings; (v) guaranties of or indemnifications as to obligations or liabilities with respect to a borrowing by any Person under which Borrower has liability for obligations for which such Person is liable with respect to such borrowing other than principal of and interest on underlying debt of such Person; and (vi) guaranties of or indemnifications as to obligations or liabilities of any Person under which Borrower has liability for carveouts to non-recourse liability of such Person, which carveouts are customary in commercial loan transactions of the kind involving such Person.

7.4. Disposition of Assets. Sell, transfer, assign, pledge, lease, or otherwise dispose of all, or substantially all, of its assets or properties, except in the ordinary and usual course of its business.

7.5. Subordination of Advisor Fees. Upon the occurrence and continuation of an Event of Default, as provided for in Article VIII below, make any payment of fees to any subsidiary or related entity of Borrower pursuant to any Advisor Agreement (or similar document) between Borrower and such subsidiaries and related companies.

7.6. Change of Legal Form of Business. Change Borrower’s name or the legal form of Borrower’s business as shown above; provided, however, in such event Bank’s consent shall not be required.

7.7. Purchase of Assets. Purchase all or substantially all of the assets or business of any Person, unless as a result thereof Borrower remains the majority and controlling owner.

7.8. Transfer of Ownership. Issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than ten percent (10%) of the total number of all issued and outstanding shares as of the date of this Agreement to any one Person, excluding affiliates or related entities of Borrower.

ARTICLE VIII: EVENTS OF DEFAULT

The following shall constitute an “Event of Default” by Borrower; provided, however, there shall be no “Event of Default” unless such default is not cured within thirty (30) days following written notice thereof to Borrower with respect to non-monetary defaults, and within ten (10) days written notice thereof to Borrower with respect to monetary defaults:

8.1. The failure to make prompt payment of any installment of principal or interest on the Note when due or payable.

8.2. Should any representation or warranty made in the Loan Documents by Borrower prove to be false or misleading in any material respect.

8.3. Should any report, certificate, financial statement, or other document furnished by Borrower to Bank prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect.

8.4. Should Borrower breach any covenant, condition, or agreement made under any of the Loan Documents, including but not limited to the Financial Covenants and Funding Limitations set forth in this Agreement.

8.5. Should a custodian be appointed for or take possession of any or all of the assets of Borrower, or should Borrower either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, or if any proceeding is filed to dissolve Borrower, or if any proceeding is filed to have a receiver appointed for Borrower, or should Borrower make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of Borrower’s assets, including an action or proceeding to seize any funds on deposit with Bank, and such seizure is not discharged within sixty (60) days.

8.6. Should final judgment for the payment of money be rendered against Borrower which is not covered by insurance and shall remain undischarged for a period of sixty (60) days, unless such judgment or execution thereon be effectively stayed.

8.7. Upon the dissolution or termination of existence of Borrower.

ARTICLE IX: REMEDIES UPON DEFAULT

Upon the occurrence of any Event of Default, Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

9.1. Declare the balance of the Note to be immediately due and payable, both as to principal and interest, without notice to Borrower (which is hereby expressly waived by Borrower), and such balance shall accrue interest at the Default Rate as provided in the Note until paid in full;

9.2. Exercise any and all other rights and remedies available to Bank under the terms of the Loan Documents and applicable law; and

9.3. Notwithstanding any provision herein to the contrary, in the event of Borrower’s failure to make any payment due under the Note or this Agreement, any obligation of Bank to advance additional funds to Borrower under the terms of the Note or this Agreement shall, without notice to Borrower or opportunity to cure, immediately cease and terminate; until such time as Borrower’s failure to make such payment is cured in accordance with the provisions hereof. In the event of all other Events of Default referenced above, any obligation of Bank to advance funds to Borrower or any other Person under the terms of the Note and all other obligations, if any, of Bank under the Loan Documents shall immediately cease and terminate unless and until such Event of Default is cured in accordance with the provisions hereof.

Notwithstanding any provision herein to the contrary, in the event that Borrower provides Bank with satisfactory evidence that Borrower is diligently pursuing in good faith a cure of any such Event of Default that is non-monetary in nature, Bank may extend such time to cure beyond the cure periods provided for herein for such reasonable period or periods of time as Bank may determine in its reasonable discretion.

ARTICLE X: MISCELLANEOUS PROVISIONS

10.1. Definitions. The following terms shall have the following meanings in this Agreement:

A. “Default Rate” shall means the maximum interest rate permitted by applicable law.

B. “Loan Documents” shall mean this Agreement including any exhibit documents attached hereto, the Note, the Guaranty, and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.

C. “Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

D. “GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

10.2. Costs. Borrower agrees to pay all costs, including reasonable attorneys’ fees, actually incurred by Bank in connection with preparation of the Loan Documents and in the enforcement thereof and in connection with the review of any other documents submitted to Bank for its approval in accordance with the provisions hereof, and Bank is authorized to disburse such costs and expenses from the proceeds of the Loan. Borrower shall be responsible for the payment of all closing costs related to this Agreement and all advances thereunder, including, but not limited to, reasonable attorneys’ fees, and documentary stamps, as may become payable from time to time in connection with the disbursement of Loan proceeds or in the administration of the Loan by Bank.

10.3. Captions; Number. The captions and headings of various articles, paragraphs, and sections of this Agreement are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof. When the context or construction of the terms and provisions of this Agreement so require, all words used in the singular shall be deemed to be used in the plural and vice versa.

10.4. Documents of Further Assurance. Borrower agrees that, at any time or from time to time, upon the written request of Bank, it will execute, and, if required, record (and pay all fees, taxes or other expenses relating thereto) all such further documents and do all such other acts and things as Bank may reasonably request to effectuate the transaction herein contemplated.

10.5. Bank Satisfaction. All documents and other matters and items required by any of the provisions of this Agreement to be submitted or furnished to Bank shall be in form and substance satisfactory to Bank.

10.6. No Joint Venture. Nothing herein, in the Note, the Mortgage, or in any other Loan Document contained, and no action or inaction whatsoever on the part of Bank, shall be deemed to make Bank a partner or joint venturer with Borrower or any of the Guarantors. Borrower shall protect, defend, indemnify and hold Bank harmless from and against all claims, loss, costs, expense (including attorneys’ fees) and damages arising from the relationship between Bank and Borrower or Bank and Guarantors being construed as anything other than that of Bank and borrower or Bank and guarantors, respectively.

10.7. Agreement Between Borrower and Bank. This Agreement is made for the sole benefit of the Borrower and the Bank, and no other person shall be deemed to have any privity of contract hereunder, nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

10.8. Assignment. Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or grant participation herein, or in any of its rights and security hereunder, including, without limitation, the Note. In case of such assignment, and after notice to Borrower of such assignment, Borrower will accord full recognition thereto and agree that all rights and remedies of Bank in connection with the interest so assigned shall be enforceable against Borrower by such successor, nominee or assignee with the same force and effect and to the same extent as the same would have been enforceable by Bank but for such assignment. Borrower shall not assign or attempt to assign its rights under this Agreement either voluntarily or by operation of law.

10.9. Time of the Essence. Time is of the essence of this Agreement.

10.10. Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10.11. Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of Florida.

10.12. Waiver, Remedies Cumulative. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in writing signed by Bank, and any such waiver shall be effective only to the extent set forth in such writing. No failure by the Bank to exercise, or delay by the Bank in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude Bank’s exercise of any other or further right, power or privilege. In the event Bank may acquiesce in the noncompliance with any condition precedent to the Initial Disbursement or any construction disbursement, such acquiescence shall not constitute a waiver by Bank of such condition with regard to any subsequent disbursement, and Bank reserves the right any time after such acquiescence to require Borrower to fulfill any such condition. Without limiting the foregoing, no advance by Bank after an Event of Default or an unmatured Event of Default shall constitute a waiver of any of Bank’s remedies established or referred to hereunder or shall oblige Bank to make any further advances, any such advance being deemed necessary to complete the Project and/or necessary to protect Bank’s security. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand. Neither the failure or any delay on the part of Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

10.13. Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by Borrower or the Bank, as appropriate.

10.14. Stamps and Fees. Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents; and Borrower agrees to indemnify and hold harmless Bank against any and all liability in respect thereof.

10.15. Attorneys’ Fees. In the event Borrower shall default in any of its obligations hereunder and Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrower to Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), Borrower agrees to pay the reasonable attorneys’ fees of Bank and all related costs of collection or enforcement that may be incurred by Bank, including but not limited to all such fees, costs, and expenses incurred on appeal. Borrower shall be liable for such reasonable attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.

10.16. Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of the Note, the provisions of this Agreement shall take priority over any provisions in the Note.

10.17. Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing by certified mail and return receipt requested, or by overnight courier, or by hand delivery with receipt acknowledged, addressed to:

If to Bank:	COLONIAL BANK, N.A., a national banking association
201 East Pine Street, Suite 200
Orlando, Florida 32801
Attention: F. G. Pullum, Vice President

With a copy (that shall not constitute Notice) to:	GREENSPOON MARDER, P.A.
201 East Pine Street, Suite 500
Orlando, Florida 32801
Attention: N. Dwayne Gray, Jr., Esquire

If to Borrower:	CNL Income Properties, Inc.
450 South Orange Avenue
Orlando, Florida 32801-3336
Attention: Office of Chief Financial Officer

With a copy (that shall not constitute notice) to:	CNL Income Properties, Inc.
450 South Orange Avenue
Orlando, Florida 32801-3336
Attention: Office of General Counsel

With an additional copy (that shall not constitute notice) to:	Lowndes Drosdick Doster Kantor & Reed, PA.
215 North Eola Drive
Orlando, Florida 32801
Attention: William T. Dymond, Jr., Esquire

10.18. Consent to Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in any Florida state court or federal court sitting in the state of Florida, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.

10.19. WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

10.20. Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.21. Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loan, and there are no oral agreements existing between Bank and Borrower with respect to the Loan which are not expressly set forth in writing in the Loan Documents.

(signature pages attached on following pages)

SIGNATURE PAGE OF BORROWER

TO

LOAN AGREEMENT

BETWEEN

COLONIAL BANK, N.A., AS “BANK”

AND

CNL INCOME PROPERTIES, INC., AS “BORROWER”

MARCH 24, 2006

IN WITNESS WHEREOF, Bank and Borrower have caused this Agreement to be duly executed under seal all as of the date first above written.

WITNESSES:	CNL INCOME PROPERTIES, INC., a Maryland corporation

	By:	/s/ Tammie A. Quinlan
(signature)	Name:	Tammie A. Quinlan
	Title:	Executive Vice President

(printed name of Witness)	(“Borrower”)

(signature)

(printed name of Witness)

STATE OF FLORIDA )
)
COUNTY OF )

The foregoing instrument was acknowledged before me this 24 day of March, 2006, by Tammie A. Quinlan, as Executive Vice President of CNL INCOME PROPERTIES, INC., a Maryland corporation, on behalf of said corporation. He/she is personally known to me.

(NOTARY SEAL)

_____________________________________
Notary Public, State of Florida

Printed Name:

Commission Number:

My Commission Expires:

(signature of Bank on following page)

SIGNATURE PAGE OF BANK

TO

LOAN AGREEMENT

BETWEEN

COLONIAL BANK, N.A., AS “BANK”

AND

CNL INCOME PROPERTIES, INC., AS “BORROWER”

MARCH 24, 2006

WITNESSES:	COLONIAL BANK, N.A., a national banking association

	By:	/s/ F. G. Pullum
(signature)	Name:	F. G. Pullum
	Title:	Vice President

(printed name of Witness)	(“Bank”)

(signature)

(printed name of Witness)

STATE OF FLORIDA )
)
COUNTY OF )

The foregoing instrument was acknowledged before me this 24 day of March, 2006, by F.G. Pullum, as Vice President of COLONIAL BANK, N.A., a national banking association, on behalf of said national banking association. He/she is personally known to me.

(NOTARY SEAL)

_____________________________________
Notary Public, State of Florida

Printed Name:

Commission Number:

My Commission Expires:

Exhibit “A”

(form of Request for Advance under Line of Credit Loan)

Request for Advance under Line of Credit from CNL INCOME PROPERTIES, INC.

Date of Request

Amount Requested	$

Certification

The undersigned officer of CNL INCOME PROPERTIES, INC., a Maryland corporation (“Borrower”), hereby certifies that:

(1) this request (this “Request”) is being made pursuant to that certain Loan Agreement by and between Borrower and COLONIAL BANK, N.A., a national banking association (“Bank”), dated March 24, 2006 (the “Loan Agreement”);

(2) as of the date of this request, Borrower is in compliance with all of the terms and conditions of the Loan Agreement, including but not limited to the “Financial Covenants”, as defined in the Loan Agreement;

(3) as of the date of this request, all of the representations and warranties of Borrower set forth in the Loan Agreement are true and correct;

(4) the funds to be advanced by Bank to Borrower under this Request shall be used by Borrower for the purposes set forth in the Loan Agreement; and

(5) the undersigned officer is authorized to make this Request on behalf of the Borrower.

“Borrower”:

CNL INCOME PROPERTIES, INC.,

a Maryland corporation

______________________________________________

(signature)

By (print name):

As (title):

Reviewed and Funded by:

“Bank”:

COLONIAL BANK, N.A., a national banking

association

______________________________________________

(signature)

By (print name):

As (title):